                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

  Date of Report June 11, 1999 (Date of earliest event reported June 1, 1999)


                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                      1-11680                  76-0396023
(State of Other Jurisdiction          (Commission             (I.R.S. Employer
      Of Incorporation)               File Number)           Identification No.)

                            El Paso Energy Building
                             1001 Louisiana Street
                                 Houston, Texas
                        (Address of Principal Executive
                                    Offices)

                                     77002
                                   (Zip Code)


       Registrant's Telephone Number, including area code: (713) 420-2131
 ------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On January 21, 1999, Leviathan Gas Pipeline Partners, L.P. ("Leviathan") entered into a Contribution Agreement with El Paso Field Services Company ("El Paso"), to acquire all of El Paso's interest in Viosca Knoll Gathering Company, a Delaware general partnership ("VK"), other than a 1% interest in profits and capital in VK. At the time the Contribution Agreement was executed, Leviathan and El Paso each beneficially owned a 50% interest in VK. The transactions contemplated by the Contribution Agreement and related agreements (the "VK Transactions") were described in Leviathan's Proxy Statement dated February 8, 1999. VK was formed in 1994 to construct, own and operate an unregulated gathering system designed to serve the Main Pass, Mississippi Canyon and Viosca Knoll areas of the Gulf of Mexico. The VK system is comprised of (i) an approximately 94 mile, 20-inch diameter pipeline from a platform in Main Pass Block 252 owned by Shell Offshore, Inc. to a pipeline owned by Tennessee Gas Pipeline Company at South Pass Block 55 and (ii) a six mile 16-inch diameter pipeline from an interconnection with the 20-inch diameter pipeline at Viosca Knoll Block 817 to a pipeline owned by Southern Natural Gas Company at Main Pass Block 289.

     On June 1, 1999 (the "Closing Date"), Leviathan and El Paso consummated the VK Transactions. In connection therewith, (i) El Paso contributed to VK $33,350,000, which amount was equal to 50% of the amount then outstanding under VK's credit facility, (ii) a subsidiary of Leviathan acquired a 49% interest in VK from a subsidiary of El Paso, (iii) Leviathan paid to a subsidiary of El Paso $19,930,750 and issued to that subsidiary 2,661,870 Common Units, and (iv) as required by Leviathan's Amended and Restated Agreement of Limited Partnership Leviathan Gas Pipeline Company, Leviathan's general partner, contributed $603,962 to Leviathan in order to maintain its 1% capital account balance. Additionally, for the six months commencing on the day after the first anniversary of the Closing Date, Leviathan has the option to acquire the remaining 1% in profits and capital in VK for a cash payment equal to the sum of $1,627,000 plus the amount of additional distributions (paid, payable, or in arrears) which would have been paid, accrued or been in arrears had Leviathan acquired the remaining 1% of VK on the Closing Date by issuing additional Common Units in lieu of a cash payment of $1,740,000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial statements of business acquired.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Viosca Knoll Gathering
  Company (a Delaware general partnership)

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of partners' capital present fairly, in all material respects, the financial position of Viosca Knoll Gathering Company (a Delaware general partnership) ("Viosca Knoll") as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of Viosca Knoll's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Houston, Texas
March 19, 1999

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                                 BALANCE SHEET
                                 (In thousands)

                                                                               DECEMBER 31,
                                                               MARCH 31,    -------------------
                                                                 1999         1998       1997
                                                              -----------   --------   --------
                                                              (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................    $  1,593    $    155   $    135
  Accounts receivable.......................................       3,356       4,885      2,658
  Accounts receivable from affiliates.......................         512         179        561
  Other current assets......................................         415         232         --
                                                                --------    --------   --------
          Total current assets..............................       5,876       5,451      3,354
                                                                --------    --------   --------
  Property and equipment:
     Pipelines..............................................     108,121     108,121    103,121
     Construction-in-progress...............................         119          --      1,449
     Other..................................................          77          77         24
                                                                --------    --------   --------
                                                                 108,317     108,198    104,594
     Less: Accumulated depreciation.........................      11,592      10,662      6,886
                                                                --------    --------   --------
       Property, plant and equipment, net...................      96,725      97,536     97,708
                                                                --------    --------   --------
Debt issue costs, net.......................................         203         222        296
                                                                --------    --------   --------
          Total assets......................................    $102,804    $103,209   $101,358
                                                                ========    ========   ========

             LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable..........................................    $    523    $    414   $  3,841
  Accounts payable to affiliates............................         292         552        851
  Accrued liabilities.......................................          49          55      6,588
                                                                --------    --------   --------
          Total current liabilities.........................         864       1,021     11,280
Provision for negative salvage..............................         360         340        256
Notes payable...............................................      66,700      66,700     52,200
                                                                --------    --------   --------
                                                                  67,924      68,061     63,736
                                                                --------    --------   --------
Commitments and contingencies
Partners' capital:
  VK Deepwater..............................................      17,440      17,574     18,811
  EPEC Deepwater............................................      17,440      17,574     18,811
                                                                --------    --------   --------
                                                                  34,880      35,148     37,622
                                                                --------    --------   --------
          Total liabilities and partners' capital...........    $102,804    $103,209   $101,358
                                                                ========    ========   ========

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                            STATEMENT OF OPERATIONS
                                 (In thousands)

                                                  THREE MONTHS
                                                 ENDED MARCH 31,     YEAR ENDED DECEMBER 31,
                                                 ---------------   ---------------------------
                                                  1999     1998     1998      1997      1996
                                                 ------   ------   -------   -------   -------
                                                   (UNAUDITED)
Revenue:
  Transportation services......................  $7,342   $6,804   $28,806   $23,128   $13,923
  Oil and natural gas sales....................      19      223       528        --        --
                                                 ------   ------   -------   -------   -------
                                                  7,361    7,027    29,334    23,128    13,923
                                                 ------   ------   -------   -------   -------
Costs and expenses:
  Operating expenses...........................     229      606     2,877     1,990       298
  Depreciation.................................     950      930     3,860     2,474     2,269
  General and administrative expenses..........      41       45       154       125       126
                                                 ------   ------   -------   -------   -------
                                                  1,220    1,581     6,891     4,589     2,693
                                                 ------   ------   -------   -------   -------

Operating income...............................   6,141    5,446    22,443    18,539    11,230
Interest income................................      16       11        50        40        --
Interest and other financing costs.............  (1,125)    (929)   (4,267)   (1,959)      (90)
                                                 ------   ------   -------   -------   -------

Net income.....................................  $5,032   $4,528   $18,226   $16,620   $11,140
                                                 ======   ======   =======   =======   =======

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                            STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                  THREE MONTHS
                                                 ENDED MARCH 31,       YEAR ENDED DECEMBER 31,
                                                -----------------   ------------------------------
                                                 1999      1998       1998       1997       1996
                                                -------   -------   --------   --------   --------
                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income..................................  $ 5,032   $ 4,528   $ 18,226   $ 16,620   $ 11,140
  Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
     Depreciation.............................      950       930      3,860      2,474      2,269
     Amortization of debt issue costs.........       19        18         74         73         --
     Changes in operating working capital:
       Decrease (increase) in accounts
          receivable..........................    1,529    (1,323)    (2,227)       340     (1,462)
       (Increase) decrease in accounts
          receivable from affiliates..........     (333)       65        382        573     (1,046)
       Increase in other current assets.......     (183)       --       (232)        --         --
       Increase (decrease) in accounts
          payable.............................      109    (2,827)    (3,427)     1,937      1,557
       (Decrease) increase in accounts payable
          to affiliates.......................     (260)     (194)      (299)       513     (2,312)
       (Decrease) increase in accrued
          liabilities.........................       (6)   (4,096)    (6,533)     6,328       (251)
                                                -------   -------   --------   --------   --------
          Net cash provided by (used in)
            operating activities..............    6,857    (2,899)     9,824     28,858      9,895
                                                -------   -------   --------   --------   --------

Cash flows from investing activities:
  Additions to pipeline assets................       --      (641)    (3,604)   (27,541)    (5,219)
  Construction-in-progress....................     (119)       --         --     (1,449)    (3,410)
                                                -------   -------   --------   --------   --------
          Net cash used in investing
            activities........................     (119)     (641)    (3,604)   (28,990)    (8,629)
                                                -------   -------   --------   --------   --------
Cash flows from financing activities:
  Proceeds from notes payable.................       --     7,800     14,500     18,900     33,300
  Contributions from partners.................    1,400        --         --        320      3,018
  Distributions to partners...................   (6,700)   (4,300)   (20,700)   (19,300)   (36,900)
  Debt issue costs............................       --        --         --        (70)      (300)
                                                -------   -------   --------   --------   --------
          Net cash (used in) provided by
            financing activities..............   (5,300)    3,500     (6,200)      (150)      (882)
                                                -------   -------   --------   --------   --------

Net increase (decrease) in cash and cash
  equivalents.................................    1,438       (40)        20       (282)       384
Cash and cash equivalents at beginning of
  year........................................      155       135        135        417         33
                                                -------   -------   --------   --------   --------
Cash and cash equivalents at end of period....  $ 1,593   $    95   $    155   $    135   $    417
                                                =======   =======   ========   ========   ========

Cash paid for interest, net of amounts
  capitalized.................................  $ 1,113   $   898   $  4,180   $  1,878   $     --
                                                =======   =======   ========   ========   ========

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                         STATEMENT OF PARTNERS' CAPITAL
                                 (In thousands)

                                                                 VK         EPEC
                                                              DEEPWATER   DEEPWATER     TOTAL
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1995......................  $  31,362   $  31,362   $  62,724
  Contributions.............................................      1,509       1,509       3,018
  Distributions.............................................    (18,450)    (18,450)    (36,900)
  Net income................................................      5,570       5,570      11,140
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1996......................     19,991      19,991      39,982
  Contributions.............................................        160         160         320
  Distributions.............................................     (9,650)     (9,650)    (19,300)
  Net income................................................      8,310       8,310      16,620
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1997......................     18,811      18,811      37,622
  Distributions.............................................    (10,350)    (10,350)    (20,700)
  Net income................................................      9,113       9,113      18,226
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1998......................     17,574      17,574      35,148
  Contributions (unaudited).................................        700         700       1,400
  Distributions (unaudited).................................     (3,350)     (3,350)     (6,700)
  Net income (unaudited)....................................      2,516       2,516       5,032
                                                              ---------   ---------   ---------
Partners' capital at March 31, 1999 (unaudited).............  $  17,440   $  17,440   $  34,880
                                                              =========   =========   =========

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION:

     Viosca Knoll Gathering Company ("Viosca Knoll") is a Delaware general partnership formed in May 1994 to design, construct, own and operate the Viosca Knoll Gathering System (the "Viosca Knoll system") and any additional facilities constructed or acquired pursuant to the Joint Venture Agreement between VK Deepwater Gathering Company, L.L.C. ("VK Deepwater"), an approximate 99% owned subsidiary of Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), and EPEC Deepwater Gathering Company ("EPEC Deepwater"), an indirect subsidiary of El Paso Energy Corporation ("El Paso"). El Paso, as a result of its merger with DeepTech International Inc. on August 14, 1998, owns an effective 27.3% interest in Leviathan. Each of the partners has a 50% interest in Viosca Knoll. Viosca Knoll is managed by a committee consisting of representatives from each of the partners. Viosca Knoll has no employees. VK Deepwater is the operator of Viosca Knoll and has contracted with an affiliate of EPEC Deepwater to maintain the pipeline and with Leviathan to perform financial, accounting and administrative services.

     The Viosca Knoll system is a non-jurisdictional gathering system designed to serve the Main Pass, Mississippi Canyon and Viosca Knoll areas of the Gulf of Mexico (the "Gulf"), southeast of New Orleans, offshore Louisiana. The Viosca Knoll system, has a maximum design capacity of approximately 1 billion cubic feet of natural gas per day and consists of 125 miles of predominantly 20-inch natural gas pipelines and a large compressor. The Viosca Knoll system provides its customers access to the facilities of a number of major interstate pipelines, including Tennessee Gas Pipeline Company, Columbia Gulf Transmission Company, Southern Natural Gas Company, Transcontinental Gas Pipe Line and Destin Pipeline Company.

     The base system, comprised of (i) an approximately 94 mile, 20-inch diameter pipeline from a platform in Main Pass Block 252 owned by Shell Offshore, Inc. ("Shell") to a pipeline owned by Tennessee Gas Pipeline Company at South Pass Block 55 and (ii) a six mile, 16-inch diameter pipeline from an interconnection with the 20-inch diameter pipeline at Viosca Knoll Block 817 to a pipeline owned by Southern Natural Gas Company at Main Pass Block 289, was constructed in 1994. A 7,000 horsepower compressor was installed in 1996 on Leviathan's Viosca Knoll 817 platform to allow Viosca Knoll to effect deliveries at the operating pressures on downstream interstate pipelines with which it is interconnected. The additional capacity created by such compression allowed Viosca Knoll to transport new natural gas volumes during 1997 from the Shell-operated Southeast Tahoe and Ram-Powell fields as well as other new deepwater projects in the area. In 1997, Viosca Knoll added approximately 25 miles of parallel 20-inch pipelines.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES:

  Cash and cash equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Property and equipment

     Gathering pipelines and related facilities are recorded at cost and depreciated on a straight-line basis over an estimated useful life of 30 years. Viosca Knoll also calculates a negative salvage provision using the straight-line method based on an estimated cost of abandoning the pipeline of $2.5 million. Other property, plant and equipment is depreciated on a straight-line basis over an estimated useful life of five years. Maintenance and repair costs are expensed as incurred; additions, improvements and replacements

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

are capitalized. Retirements, sales and disposals of assets are recorded by eliminating the related costs and accumulated depreciation of the disposed assets with any resulting gain or loss reflected in income.

     Viosca Knoll evaluates impairment of its property and equipment in accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" which requires recognition of impairment losses on long-lived assets if the carrying amount of such assets, grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows from other assets, exceeds the estimated undiscounted future cash flows of such assets. Measurement of any impairment loss will be based on the fair value of the assets.

  Capitalization of interest

     Interest and other financing costs are capitalized in connection with construction activities as part of the cost of the asset and amortized over the related asset's estimated useful life.

  Debt issue costs

     Debt issue costs are capitalized and amortized over the life of the related indebtedness. Any unamortized debt issue costs are expensed at the time the related indebtedness is repaid or otherwise terminated.

  Revenue recognition

     Revenue from pipeline transportation of natural gas is recognized upon receipt of the natural gas into the pipeline system. Revenue from demand charges is recognized in the period the services are provided. Revenue from oil and natural gas sales is recognized upon delivery in the period of production.

  Income taxes

     Viosca Knoll is not a taxable entity. Income taxes are the responsibility of the partners and are not reflected in these financial statements. However, the taxable income or loss resulting from the operations of Viosca Knoll will ultimately be included in the federal income tax returns of the partners and may vary substantially from income or loss reported for financial statement purposes.

  Estimates

     The preparation of Viosca Knoll's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including those related to potential environmental liabilities and future regulatory status, that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates are reasonable.

  Recent Pronouncements

     In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." This statement defines start-up activities, requires start-up and organization costs to be expensed as incurred and requires that any such costs that exist on the balance sheet be expensed upon adoption of this pronouncement. The statement is effective for fiscal years beginning after December 15, 1998. Viosca Knoll adopted the provisions of this statement on January 1, 1999 resulting in no material impact on its financial position or results of operations.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to be effective for all fiscal years beginning after June 15, 1999. SFAS No. 133 requires that entities recognize all derivative instruments as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative will depend on the intended use of the derivative and the resulting designation. Viosca Knoll is currently evaluating the impact, if any, of SFAS No. 133.

NOTE 3 -- INDEBTEDNESS:

     In December 1996, Viosca Knoll entered into a revolving credit facility (the "Viosca Knoll Credit Facility") with a syndicate of commercial banks to provide up to $100 million for the addition of compression and expansion to the Viosca Knoll System and for other working capital needs of Viosca Knoll, including providing a one time distribution not to exceed $25 million to its partners (Note 7). Viosca Knoll's ability to borrow money under the facility is subject to certain customary terms and conditions, including borrowing base limitations. The Viosca Knoll Credit Facility is collateralized by all of Viosca Knoll's material contracts and agreements, receivables and inventory and matures on December 20, 2001. As of March 31, 1999, December 31, 1998 and 1997, Viosca Knoll had $66,700,000, $66,700,000 and $52,200,000, respectively, outstanding under the Viosca Knoll Credit Facility bearing interest at an average floating rate of 6.0%, 6.7% and 6.7% per annum. As of March 31, 1999 and December 31, 1998, approximately $33,300,000 of additional funds are available under the Viosca Knoll Credit Facility. See Note 8.

     Interest and other financing costs totaled $1,125,000 (unaudited), $4,278,000, $2,710,000 and $90,000 for the three months ended March 31, 1999 and for the years ended December 31, 1998, 1997 and 1996, respectively. During the three months ended March 31, 1999 and the years ended December 31, 1998 and 1997, Viosca Knoll capitalized $0 (unaudited), $11,000 and $751,000, respectively, of such costs in connection with construction projects in progress.

NOTE 4 -- RELATED PARTY TRANSACTIONS:

     Pursuant to a management agreement dated May 24, 1994 between Viosca Knoll and Leviathan, Leviathan charges Viosca Knoll a base fee of $100,000 annually in exchange for Leviathan providing financial, accounting and administrative services on behalf of Viosca Knoll. For each of the years ended December 31, 1998, 1997 and 1996, Leviathan charged Viosca Knoll $100,000 in accordance with this management agreement.

     Viosca Knoll and EPEC Gas Services Company ("EPEC Gas"), an affiliate of EPEC Deepwater, entered into a construction and operation agreement whereby EPEC Gas provided personnel to manage the construction and operation of the Viosca Knoll System in exchange for a one-time management fee of $3,000,000 and provides routine maintenance services on behalf of Viosca Knoll. For the years ended December 31, 1998, 1997 and 1996, EPEC Gas charged Viosca Knoll $415,000, $216,000 and $200,000, respectively, with respect to its operating and maintenance services.

     In addition, EPEC Gas and VK-Main Pass Gathering Company, L.L.C. ("VK Main Pass"), a subsidiary of Leviathan, acquired and installed a compressor on the Viosca Knoll 817 Platform, which is owned by Leviathan. The compressor was placed in service in January 1997. For the years ended December 31, 1998, 1997 and 1996, Viosca Knoll reimbursed EPEC Gas $1,762,000, $1,282,000 and $8,072,000, respectively, for construction related costs. For the years ended December 31, 1998, 1997 and 1996, Viosca Knoll reimbursed VK Main Pass $152,000, $47,000 and $254,000, respectively, for construction related items.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Included in transportation services revenue during the years ended December 31, 1998, 1997 and 1996 is $1,881,000, $3,921,000 and $3,229,000, respectively, of revenue earned from transportation services provided to Flextrend Development Company, L.L.C., a subsidiary of Leviathan. Included in operating expenses for the years ended December 31, 1998, 1997 and 1996 is $2,447,000, $2,116,000 and
$249,000, respectively, of platform access fees and related expenses charged to Viosca Knoll by VK Main Pass.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES:

     In the ordinary course of business, Viosca Knoll is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or operations of Viosca Knoll.

     The Viosca Knoll system is a gathering facility and as such is not currently subject to rate and certificate regulation by the Federal Energy Regulatory Commission (the "FERC"). However, the FERC has asserted that it has rate jurisdiction under the Natural Gas Act of 1938, as amended (the "NGA"), over gathering services performed through gathering facilities owned by a natural gas company (as defined in the NGA) when such services were performed "in connection with" transportation services provided by such natural gas company. Whether, and to what extent, the FERC should exercise any NGA rate jurisdiction it may be found to have over gathering facilities owned either by natural gas companies or affiliates thereof is subject to case-by-case review by the FERC. Based on current FERC policy and precedent, Viosca Knoll does not anticipate that the FERC will assert or exercise any NGA rate jurisdiction over the Viosca Knoll system so long as the services provided through such system are not performed "in connection with" transportation services performed through any of the regulated pipelines of either of the partners.

NOTE 6 -- MAJOR CUSTOMERS:

     Transportation revenue from major customers was as follows:

                                                        YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------
                                                 1998            1997            1996
                                             -------------   -------------   -------------
                                             AMOUNT     %    AMOUNT     %    AMOUNT     %
                                             -------   ---   -------   ---   -------   ---
Shell Offshore, Inc........................  $10,836    38   $11,198    48   $ 5,141    37
Snyder Oil Corporation.....................    4,801    17     3,653    16     3,275    24
Exxon Corporation..........................    3,354    12       498     2        --    --
Amoco Production Company...................    3,292    11       475     2        --    --
Flextrend Development Company, L.L.C. .....    1,881     7     3,921    17     3,229    23
Other......................................    4,642    15     3,383    15     2,278    16
                                             -------   ---   -------   ---   -------   ---
                                             $28,806   100   $23,128   100   $13,923   100
                                             =======   ===   =======   ===   =======   ===

NOTE 7 -- CASH DISTRIBUTIONS:

     In March 1995, Viosca Knoll began making monthly distributions of 100% of its Available Cash, as defined in the Joint Venture Agreement, to the partners. Available Cash consists generally of all the cash receipts of Viosca Knoll less all of its cash disbursements less reasonable reserves, including, without limitation, those necessary for working capital and near-term commitments and obligations or other contingencies of Viosca Knoll. Viosca Knoll expects to make distributions of Available Cash within 15 days after the end of each month to its partners. During the three months ended March 31, 1999 and the years ended December 31, 1998, 1997 and 1996, Viosca Knoll paid distributions of $6,700,000 (unaudited), $20,700,000, $19,300,000 and $36,900,000, respectively, to its partners. The distributions paid during 1996 include $25 million of funds provided from borrowings under the Viosca Knoll Credit Facility.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The Viosca Knoll Credit Facility Agreement includes a covenant by which distributions are limited to the greater of net income or 90% of earnings before interest and depreciation as defined in the agreement.

NOTE 8 -- SUBSEQUENT EVENTS:

     In January 1999, EPEC Deepwater announced the sale of (a) all of its interest in Viosca Knoll, other than a 1% interest in profits and capital in Viosca Knoll, to VK Deepwater for approximately $85.26 million (subject to adjustment), comprised of 25% cash (up to a maximum of $21.315 million) and 75% common units of Leviathan (up to a maximum of 3,205,263 common units), the actual number of which will depend on the average closing price of the common units during the applicable trading reference period, and (b) an option to acquire the remaining 1% interest in the profits and capital in Viosca Knoll.

     Prior to closing, Viosca Knoll must obtain consent from its lenders under the Viosca Knoll Credit Facility and Leviathan must obtain consent from its lenders as well. At such time, either or both of such credit facilities may be restructured.

     At the closing, which is anticipated to be during the second quarter of 1999, (i) EPEC Deepwater will contribute to Viosca Knoll an amount of money equal to 50% of the amount then outstanding under the Viosca Knoll Credit Facility (currently a total of $66.7 million is outstanding) and (ii) VK Deepwater, through Leviathan, will pay El Paso and EPEC Deepwater the cash and common units discussed above. Then, during the six month period commencing on the day after the first anniversary of that closing date, VK Deepwater would have the option to acquire the remaining 1% in profits and capital in Viosca Knoll for a cash payment equal to the sum of $1.74 million plus the amount of additional distributions which would have been paid, accrued or been in arrears had VK Deepwater acquired the remaining 1% of Viosca Knoll at the initial closing by issuing additional common units of Leviathan in lieu of a cash payment of $1.74 million.

    (b) Pro forma financial information.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 1999 and for the year ended December 31, 1998 have been prepared based on the historical consolidated balance sheet and statements of operations of Leviathan Gas Pipeline Partners, L.P. and its subsidiaries ("Leviathan"). The historical balance sheet and statements of operations were adjusted to give effect to the transactions identified below (the "Transactions"). The balance sheet was adjusted by giving effect to the Transactions as if they had occurred on March 31, 1999 and the statements of operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 were adjusted by giving effect to the Transactions as if they had occurred on January 1, 1999 and January 1, 1998, respectively.

     Leviathan, a publicly held Delaware master limited partnership, is primarily engaged in the gathering and transportation and production of natural gas and crude oil in the Gulf of Mexico (the "Gulf"). Through its subsidiaries and joint ventures, Leviathan owns interests in certain significant assets, including (i) eight natural gas pipelines, (ii) a crude oil pipeline system,
(iii) six strategically-located multi-purpose platforms, (iv) a dehydration facility, (v) four producing oil and natural gas properties and (vi) a 100% working interest in a non-producing oil and natural gas unit comprised of Ewing Bank Blocks 958, 959, 1002 and 1003.

     The unaudited pro forma financial information gives effect to the following
Transactions:

          (1) The sale of $175.0 million of Senior Subordinated Notes due May 2009 (the "Notes"). Proceeds from the Notes will be used (a) to fund the cash portion of the acquisition of the additional interest in Viosca Knoll Gathering Company ("Viosca Knoll") as described in (2) and (3) below, (b) to repay outstanding principal under Viosca Knoll's credit facility discussed in (4) below, (c) to reduce the balance outstanding on Leviathan's $375.0 million credit facility, as amended and restated, (the "Credit Facility") and (d) to pay fees and expenses incurred in connection with the sale of the Notes and the amendment and restatement of the Credit Facility.

          (2) The Boards of Directors of Leviathan Gas Pipeline Company ("General Partner"), a wholly owned indirect subsidiary of El Paso Energy Corporation ("El Paso Energy") and general partner of Leviathan, and El Paso Energy and the unitholders of Leviathan have approved, subject to the execution of definitive agreements, the acquisition by Leviathan of an additional 49.0% interest in Viosca Knoll from El Paso Energy (currently owned 50.0% by Leviathan and 50.0% by El Paso Energy), for approximately $85.3 million (subject to adjustment for 49% of Viosca Knoll's distributions to its partners from the effective date of January 1, 1999 through closing).

          (3) The total consideration of $85.3 million consists of 25% cash (up to a maximum of $21.3 million) and 75% common units of Leviathan (at least 2,647,826 common units). The actual number of common units issued by Leviathan will depend on the market price of the common units during the applicable trading reference period. Such number would be determined by dividing $64.0 million by the Market Price. The "Market Price" is the average closing sales price for a common unit as reported on the New York Stock Exchange for the ten trading day period ending two days prior to the closing date; provided that, for the purposes of such calculation, the Market Price will not be less than $19.95 per common unit or more than $24.15 per common unit. Accordingly, Leviathan will neither issue less than 2,647,826 nor more than 3,205,263 common units in connection with the acquisition of the Viosca Knoll interest, subject to adjustment in the event of any split or unit distribution. During the six month period commencing on the day after the first anniversary of the closing date of Leviathan would have an option to acquire the remaining 1.0% interest in Viosca Knoll for a cash payment equal to the sum of $1.7 million plus the amount of additional distributions (paid, payable or in arrears) which would have been paid, accrued or been in arrears had Leviathan

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     acquired the remaining 1.0% of Viosca Knoll at the initial closing by issuing additional common units in lieu of a cash payment of $1.7 million.

          (4) Immediately prior to closing, El Paso Energy will contribute to Viosca Knoll an amount of cash equal to 50.0% of the amount outstanding under Viosca Knoll's current credit facility (the "Capital Contribution"). Viosca Knoll will use the proceeds from the Capital Contribution to reduce the principal amount outstanding.

          (5) Additionally, at the closing, as required by Leviathan's Amended and Restated Agreement of Limited Partnership, the General Partner will contribute approximately $620,000 to Leviathan in order to maintain its 1.0% capital account balance.

          (6) The amendment of the Credit Facility to extend its maturity from December 1999 to May 2002.

     The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of Leviathan's consolidated financial condition or results of operations that might have occurred had the Transactions been completed at the beginning of the period or as of the dates specified, and do not purport to indicate Leviathan's consolidated financial position or results of operations for any future period or at any future date. The unaudited pro forma condensed consolidated financial statements should be read in the context of the related historical consolidated financial statements and notes thereto appearing elsewhere in this offering memorandum.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                                 (IN THOUSANDS)

                                                           HISTORICAL
                                                    ------------------------    PRO FORMA
                                                    LEVIATHAN   VIOSCA KNOLL   ADJUSTMENTS     PRO FORMA
                                                    ---------   ------------   -----------     ---------
                      ASSETS
Current assets:
  Cash and cash equivalents.......................  $  6,371      $  1,593      $ 175,000 (a)  $  7,835
                                                                                   (6,500)(a)
                                                                                   33,350 (b)
                                                                                  (33,350)(c)
                                                                                  (21,244)(d)
                                                                                      621 (e)
                                                                                  (33,350)(g)
                                                                                   (3,250)(h)
                                                                                 (111,406)(i)
  Accounts receivable.............................     4,494         3,868             --         8,362
  Other current assets............................       169           415             --           584
                                                    --------      --------      ---------      --------
         Total current assets.....................    11,034         5,876           (129)       16,781
                                                    --------      --------      ---------      --------
Property and equipment, net.......................   240,570        96,725         32,619 (f)   369,914
Equity investments................................   187,563            --         82,727 (d)   170,123
                                                                                 (100,167)(f)
Other noncurrent assets...........................     4,073           203          6,500 (a)    13,823
                                                                                    3,250 (h)
                                                                                     (203)(g)
                                                    --------      --------      ---------      --------
         Total assets.............................  $443,240      $102,804      $  24,597      $570,641
                                                    ========      ========      =========      ========

        LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
  Accounts payable and accrued liabilities........  $  7,125      $    864      $      --      $  7,989
  Notes payable, current portion..................   355,000            --       (355,000)(h)        --
                                                    --------      --------      ---------      --------
         Total current liabilities................   362,125           864       (355,000)        7,989
Notes payable.....................................        --        66,700        (33,350)(c)   243,594
                                                                                  (33,350)(g)
                                                                                  355,000 (h)
                                                                                 (111,406)(i)
Long-term debt....................................        --            --        175,000 (a)   175,000
Deferred income taxes.............................       908            --             --           908
Other noncurrent liabilities......................    10,401           360             --        10,761
                                                    --------      --------      ---------      --------
         Total liabilities........................   373,434        67,924         (3,106)      438,252
                                                    --------      --------      ---------      --------
Minority interests................................    (1,118)           --            682 (f)      (439)
                                                                                       (3)(g)
                                                    --------      --------      ---------      --------
Partners' capital:
  Preference unitholders..........................     7,134            --             (4)(g)     7,130
  Common unitholders..............................    81,487            --         61,483 (d)   142,812
                                                                                     (158)(g)
  General Partner.................................   (17,697)           --            621 (e)   (17,114)
                                                                                      (38)(g)
  Viosca Knoll partners' capital..................        --        34,880         33,350 (b)        --
                                                                                  (68,230)(f)
                                                    --------      --------      ---------      --------
                                                      70,924        34,880         27,024       132,828
                                                    --------      --------      ---------      --------
         Total liabilities and partners'
           capital................................  $443,240      $102,804      $  24,597      $570,641
                                                    ========      ========      =========      ========

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                        HISTORICAL
                                                 ------------------------    PRO FORMA
                                                 LEVIATHAN   VIOSCA KNOLL   ADJUSTMENTS     PRO FORMA
                                                 ---------   ------------   -----------     ---------
Revenue:
  Oil and natural gas sales....................   $ 6,805      $    19       $     --       $  6,824
  Gathering, transportation and platform
     services..................................     4,373        7,342             --         11,715
  Equity in earnings...........................    10,701           --         (2,516)(d)      8,185
                                                  -------      -------       --------       --------
                                                   21,879        7,361         (2,516)        26,724
                                                  -------      -------       --------       --------
Costs and expenses:
  Operating expenses...........................     2,594          229             --          2,823
  Depreciation, depletion and amortization.....     6,719          950            322 (e)      7,991
  General and administrative expenses and
     management fee............................     3,130           41             --          3,171
                                                  -------      -------       --------       --------
                                                   12,443        1,220            322         13,985
                                                  -------      -------       --------       --------
Operating income...............................     9,436        6,141         (2,838)        12,739

Interest and other income......................       103           16             --            119

Interest and other financing costs.............    (6,102)      (1,125)         1,125 (a)     (9,190)
                                                                                6,102 (b)
                                                                               (4,539)(c)
                                                                                 (160)(c)
                                                                               (4,491)(f)
Minority interests in income...................       (37)          --            (64)(g)       (101)
                                                  -------      -------       --------       --------
Income before income taxes.....................     3,400        5,032         (4,865)         3,567
Income tax benefit.............................        99           --             --             99
                                                  -------      -------       --------       --------
Net income.....................................   $ 3,499      $ 5,032       $ (4,865)      $  3,666
                                                  =======      =======       ========       ========
Weighted average number units outstanding......    24,367                       2,819 (h)     27,186
                                                  =======                    ========       ========
Basic and diluted net income per unit..........   $  0.12                                   $   0.11
                                                  =======                                   ========

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                        HISTORICAL
                                                 ------------------------    PRO FORMA
                                                 LEVIATHAN   VIOSCA KNOLL   ADJUSTMENTS     PRO FORMA
                                                 ---------   ------------   -----------     ---------
Revenue:
  Oil and natural gas sales....................   $31,411      $   528       $     --       $ 31,939
  Gathering, transportation and platform
     services..................................    17,320       28,806             --         46,126
  Equity in earnings...........................    26,724           --         (9,113)(d)     17,611
                                                  -------      -------       --------       --------
                                                   75,455       29,334         (9,113)        95,676
                                                  -------      -------       --------       --------
Costs and expenses:
  Operating expenses...........................    11,369        2,877             --         14,246
  Depreciation, depletion and amortization.....    29,267        3,860          1,431 (e)     34,558
  Impairment, abandonment and other............    (1,131)          --             --         (1,131)
  General and administrative expenses and
     management fee............................    16,189          154             --         16,343
                                                  -------      -------       --------       --------
                                                   55,694        6,891          1,431         64,016
                                                  -------      -------       --------       --------
Operating income...............................    19,761       22,443        (10,544)        31,660

Interest and other income......................       771           50             --            821

Interest and other financing costs.............   (20,242)      (4,267)         4,267 (a)    (32,579)
                                                                               20,242 (b)
                                                                              (18,156)(c)
                                                                                 (650)(c)
                                                                              (13,773)(f)
Minority interests in income...................       (15)          --           (221)(g)       (236)
                                                  -------      -------       --------       --------
Income before income taxes.....................       275       18,226        (18,835)          (334)
Income tax benefit.............................       471           --             --            471
                                                  -------      -------       --------       --------
Net income.....................................   $   746      $18,226       $(18,835)      $    137
                                                  =======      =======       ========       ========
Weighted average number units outstanding......    24,367                       2,819 (h)     27,186
                                                  =======                    ========       ========
Basic and diluted net income per unit..........   $  0.02                                   $   0.00
                                                  =======                                   ========

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated financial statements have been prepared to reflect the Transactions described on pages F-3 and F-4 and the application of the adjustments to the historical amounts as described below:

BALANCE SHEET

     (a) To record the proceeds from the sale of $175.0 million of Notes and the payment of $6.5 million of fees and expenses incurred in connection with the sale of the Notes.

     (b) To record the Capital Contribution from El Paso Energy to Viosca Knoll as described in Transaction (4).

     (c) To reduce notes payable of Viosca Knoll using the proceeds from the Capital Contribution.

     (d) To record the purchase of an additional 49.0% interest in Viosca Knoll from El Paso Energy with a cash payment of $20,494,000 and the issuance of 2,709,983 common units at $22.6875 per unit, and $750,000 of estimated acquisition costs. The cash payment is calculated as $85,260,000 (original purchase price) less $3,283,000 which represents 49.0% of Viosca Knoll's cash distributions to its partners from the effective date of the Viosca Knoll transaction (January 1, 1999) through March 31, 1999 multiplied by 25.0%. The $22.6875 unit price is based on the closing sales price of Leviathan's common units on May 14, 1999.

     (e) To record the additional capital contribution (1.0%) by the General Partner described in the Transaction (5).

     (f) To record eliminating and consolidating entries related to Leviathan's investment in Viosca Knoll. For purposes of a preliminary purchase price allocation, the excess of the purchase price over the net book value of Viosca Knoll's assets has been allocated to property and equipment.

     (g) To repay the remaining outstanding principal balance under Viosca Knoll's credit facility, cancel this credit facility and write off the associated debt issue costs.

     (h) To pay fees and expenses associated with the amendment and extension of the Credit Facility and reclassify the outstanding balance of the Credit Facility as long-term.

     (i) To reduce the balance outstanding under the Credit Facility using the remaining proceeds from the Notes calculated as follows (in thousands):

          Proceeds from the Notes...........................  $175,000
          Fees and expenses related to sale of the Notes....    (6,500)
          Cash portion of the acquisition of the additional
           Viosca Knoll interest............................   (20,494)
          Repayment and cancellation of Viosca Knoll's
           credit facility..................................   (33,350)
          Fees and expenses associated with the amended and
           restated Credit Facility.........................    (3,250)
                                                              --------
               Remaining proceeds from the Notes used to
                reduce Credit Facility......................  $111,406
                                                              ========

STATEMENT OF OPERATIONS

     (a) To reverse interest expense related to Viosca Knoll's credit facility which was repaid with the proceeds from the Capital Contribution and the Notes.

     (b) To reverse Leviathan's historical interest expense.

     (c) To record interest expense on the Notes at a rate of 10 3/8% per annum and the amortization of debt issue costs related to the Notes over ten years.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

     (d) To reverse Leviathan's historical equity in earnings of Viosca Knoll.

     (e) To record depreciation expense associated with the allocation of the excess purchase price to property and equipment. Such equipment will be depreciated on a straight-line basis over the remaining useful lives of the assets which approximate 25 years.

     (f) To record interest expense and amortization costs related to the amended and restated Credit Facility calculated as follows (in thousands):

THREE MONTHS ENDED MARCH 31, 1999
---------------------------------
         Credit Facility debt issue costs:
           Balance of debt issue costs as of January 1,
             1999...........................................  $  2,712
           Amendment and restatement fees...................     3,250
                                                              --------
                                                                 5,962
           Life of Credit Facility..........................   3 years
           Quarterly debt issue cost amortization...........  $    497(x)
                                                              ========

         Credit Facility interest expense:
           Outstanding balance as of January 1, 1999........  $338,000
           Reduction of Credit Facility using proceeds from
             the Notes......................................  (111,406)
                                                              --------
           Outstanding balance at beginning of quarter......   226,594
           Quarterly borrowings.............................    17,000
                                                              --------
           Outstanding balance at end of quarter............  $243,594

           Average outstanding balance......................  $235,094
           Assumed average interest rate....................       7.5%
         Assumed quarterly interest expense.................  $  4,408
         Less capitalized interest..........................      (439)
         Commitment fees....................................        25
         Amortization of debt issue costs...................       497 see(x) above
                                                              --------
         Adjusted interest expense..........................  $  4,491
                                                              ========

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

  YEAR ENDED DECEMBER 31, 1998
  ----------------------------
  Credit Facility debt issue costs:
    Balance of debt issue costs as of January 1, 1998.........  $3,749
    Amendment and restatement fees............................   3,250
                                                                ------
                                                                 6,999
    Life of Credit Facility...................................       3 years
                                                                ------
    Annual debt issue cost amortization.......................  $2,333(y)
                                                                ======

                                    1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER    TOTAL
                                    -----------   -----------   -----------   -----------   -------
         Credit Facility interest
           expense:
           Outstanding balance as
             of January 1, 1998...   $ 238,000
           Reduction of Credit
             Facility using
             proceeds from the
             Notes................    (110,585)(1)
                                     ---------
           Outstanding balance at
             beginning of
             quarter..............     127,415     $140,415      $159,415      $180,415
           Quarterly borrowings...      13,000       19,000        21,000        47,000
                                     ---------     --------      --------      --------
           Outstanding balance at
             end of quarter.......   $ 140,415     $159,415      $180,415      $227,415
           Average outstanding
             balance..............   $ 133,915     $149,915      $169,915      $203,915
           Assumed average
             interest rate........         7.5%         7.5%          7.5%          7.5%
           Assumed quarterly
             interest expense.....   $   2,511     $  2,811      $  3,186      $  3,823     $12,331
         Less capitalized interest.......................................................    (1,066)
         Commitment fees.................................................................       175
         Amortization of debt issue costs................................................     2,333 see(y) above
                                                                                            -------
         Adjusted interest expense.......................................................   $13,773
                                                                                            =======

---------------

(1) Calculated as follows (in thousands):

               Proceeds from the Notes.................................  $175,000
               Fees and expenses related to sale of the Notes..........    (6,500)
               Cash portion of the acquisition of the additional Viosca
                 Knoll interest (25% of the original purchase price of
                 $85,260,000)..........................................   (21,315)
               Repayment and cancellation of Viosca Knoll's credit
                 facility..............................................   (33,350)
               Fees and expenses associated with the amended and
                 restated Credit Facility..............................    (3,250)
                                                                         --------
                    Remaining proceeds from the Notes used to reduce
                      Credit Facility..................................  $110,585
                                                                         ========
     (g) To adjust minority interest in income for the approximate 1.0% minority interest ownership in certain of Leviathan's subsidiaries and the 1.0% minority interest ownership in Viosca
         Knoll.

     (h) To adjust weighted average units outstanding for the common units issued (2,818,512 common units based on 75% of the purchase price on the effective date of the transaction of
         January 1, 1999 and 1998 of $85,260,000 and the closing price of Leviathan's common units on May 14, 1999 of $22.6875) in Transaction (3).

    (c) Exhibits.


        None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                             (Registrant)

                             By: LEVIATHAN GAS PIPELINE COMPANY,
                                 its General Partner


Date: June 11, 1999          By:   /s/ GRANT E. SIMS
     -------------              ------------------------------------
                             Name:     Grant E. Sims
                                  ----------------------------------
                             Title:    Chief Executive Officer
                                   ---------------------------------